UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2021 (March 29, 2021)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9137 Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 908-4867

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On March 30, 2021, Vivos Therapeutics, Inc. (the “Company” or “Vivos”) announced that the Company will launch a new service called MyoCorrect. Through MyoCorrect, dentists enrolled in the Vivos Integrated Practice (“VIP”) program will have access to trained therapists who provide orofacial myofunctional therapy (“OMT”) via telemedicine technology. This OMT therapy will be a component of obstructive sleep apnea treatment in conjunction with the Company’s Vivos System oral appliances and protocols.

OMT, which is given by a certified OMT therapist, involves exercises and other techniques aimed at strengthening the tongue and orofacial muscles by teaching individuals how to engage the muscles to the appropriate position. Some of the Company’s VIPs have reported improvements in case acceptance, patient compliance, treatment times, and clinical outcomes when active OMT is incorporated into the Vivos System treatment protocols.

Typically, VIPs who prescribe OMT for their patients have had to search out and contract with an independent certified OMT provider at costs between $1,600 and $2,500 depending on the region. MyoCorrect will be a part of the ecosystem of services provided by the Company to VIPs and leverages a telemedicine model that allows for the treatment to be delivered at a cost-effective initial price point of $1,000 - $1,200.

The launch of MyoCorrect follows the Company’s March 29, 2021 acquisition of certain assets from, and the entry into related agreements with, MyoCorrect, LLC and its affiliates, which affiliates include an existing VIP dentist who will administer the MyoCorrect program and a certified OMT therapist who has been hired by Vivos to recruit and train OMT therapists and promote the MyoCorrect program throughout the Company’s VIP network . The VIP dentist and OMT therapist are also entitled to a fee for each MyoCorrect case (capped at an aggregate amount). The Company has also issued to the OMT therapist warrants to purchase 200,000 shares of the Company’s common stock with an exercise price of $7.50 per share. 25,000 of these warrants vested initially upon issuance, but the remainder only vest and become exercisable upon the achievement of pre-determined performance metrics related to the utilization of MyoCorrect.

The Company’s press release relating to the launch of MyoCorrect is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February March 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2021	VIVOS THERAPEUTICS, INC.

	By:	/s/ Bradford Amman
	Name:	Bradford Amman
	Title:	Chief Financial Officer